Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2023 RESULTS

Q4 2023 total sales of $215.2 million with gross margin of 39.1%

Q4 2023 diluted EPS of $0.42; adjusted diluted EPS* of $0.53

Fiscal 2023 total sales of $747.9 million

Company ends Fiscal 2023 with $155 million of liquidity, including $80 million of cash and no debt

Company provides outlook for Fiscal 2024; expects mid-single digit comp increase

Q1 2024 to date comp trend consistent with outlook

SAVANNAH, GA (March 19, 2024) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States, today reported results for the fourth quarter and full year ended February 3, 2024, both of which included an additional week as compared to the comparable prior year periods.

Financial Highlights – Fourth Quarter 2023

•	Total sales of $215.2 million increased 2.7% vs. Q4 2022; the extra week contributed $11.2 million to total sales in the fourth quarter of fiscal 2023; comparable store sales, calculated on a 13-week to 13-week basis, decreased 1.5% compared to Q4 2022
•	Gross margin of 39.1% vs. 39.5% in Q4 2022
•	Operating income of $3.9 million, or $5.1 million as adjusted*, compared to $7.4 million in Q4 2022 or $7.5 million as adjusted*
•	Net income of $3.6 million, $4.4 million as adjusted*, compared to $6.6 million in Q4 2022 or $6.8 million as adjusted*
•	Adjusted EBITDA* of $10.0 million compared to $12.3 million in Q4 2022
•	Diluted EPS of $0.42, or $0.53 as adjusted*, vs. diluted EPS of $0.81 in Q4 2022 or $0.83 as adjusted*

Financial Highlights – Full Year 2023

•	Total sales of $747.9 million decreased 5.9% vs. 2022; comparable stores sales, calculated on a 52-week to 52-week basis, decreased 6.8% vs. 2022
•	Gross margin of 38.1%, or 38.2% as adjusted*, vs. 39.1% in 2022
•	Operating loss of $19.5 million, or $17.5 million as adjusted*, vs. operating income of $75.3 million in 2022, or $11.4 million as adjusted*
•	Net loss of $12.0 million, or $10.5 million as adjusted*, compared to net income of $58.9 million in 2022, or $9.4 million as adjusted*
•	Adjusted EBITDA* of $1.5 million vs. $32.0 million in 2022
•	Net loss per share of $1.46, or $1.28 as adjusted*, vs. diluted EPS of $7.17 in 2022, or $1.14 as adjusted*
•	Opened 5 new stores, remodeled 15 stores and closed 14 stores to end the year with 602 locations
•	Cash of $79.7 million at year-end, with no debt and no borrowings under a $75 million credit facility
•	Year-end inventory increased 23% vs. 2022, lapping insufficient levels last year, strategic category rebuilds and earlier receipts for tax refund season and an earlier Easter; exiting Q1 2024, inventory expected to be up low-single digits to Q1 2023

Chief Executive Officer Comments

David Makuen, Chief Executive Officer, commented, “I am pleased to report that fourth quarter and annual results were in line with our guidance. We delivered a solid holiday season as our Ready. Set. Gift! campaign resonated with existing and new customers. Our strong execution of the business across our strategic priorities fueled our performance throughout the quarter. In particular, our focus on rebuilding inventories drove improved comps in targeted product categories. I am incredibly grateful to our entire organization for their continued execution of our priorities, while keeping our customers and neighborhoods at the core of everything we do.”

Mr. Makuen continued, “We enter 2024 in a strong financial position with total liquidity of $155 million, including year-end cash of approximately $80 million. We are pleased to establish our 2024 outlook which represents healthy top line growth and improved profitability. Midway through the first quarter, we are encouraged by our positive comp results and sequential improvement versus prior quarters driven by traffic growth and strong conversion. We have several initiatives in flight that are delivering strong sales lifts including store remodels, category comebacks and marketing. As the new fiscal year unfolds, we’ll leverage ERP-driven analytics and operational improvements made in 2023 to further advance assortment optimization and store experience upgrades to drive traffic and customer engagement. While the families we serve continue to face lingering economic pressures that we are monitoring closely, we are pulling multiple levers in support of our 2024 outlook.”

Capital Return Program Update

In the fourth quarter of fiscal 2023, the Company did not repurchase any shares of its common stock. At the end of fiscal 2023, $50.0 million remained available under the Company’s share repurchase program.

Fiscal 2024 Outlook

The Company’s outlook for fiscal 2024 compared to fiscal 2023 is as follows:

•	Expecting full year comparable store sales growth of mid-single digits
•	Full year gross margin to expand by approximately 75 to 100 basis points driven by ERP system benefits and freight expense leverage
•	SG&A dollars expected to increase by approximately 2.5% to 3.0% primarily driven by incentive compensation
•	Full year EBITDA* planned to be in the range of $4 million to $10 million
•	The Company plans to open up to 5 new stores, remodel approximately 40 stores and close 10 to 15 underperforming stores as part of its ongoing fleet optimization; expecting to end fiscal 2024 with approximately 595 stores
•	Full year capital expenditures are expected to be approximately $20 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The number to call for the live interactive teleconference is (212) 231-2921. A replay of the conference call will be available until March 23, 2024, by dialing (800) 633-8284 and entering the passcode, 22029021.

The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measure used in 2024 guidance without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States. The Company operates 602 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory); or other factors; changes in market interest rates and market levels of wages; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the ongoing assessment and impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market level wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro/Rachel Schacter

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Fourth Quarter
	February 3, 2024	January 28, 2023	January 29, 2022
Net sales	$215,179	$209,461	$240,974

Cost of sales (exclusive of depreciation shown separately below)	(130,997)	(126,681)	(143,659)
Selling, general and administrative expenses	(74,527)	(70,578)	(79,563)
Depreciation	(4,850)	(4,802)	(5,175)
Asset impairment	(873)	—	—
Income from operations	3,931	7,400	12,577
Interest income	1,070	830	7
Interest expense	(78)	(76)	(106)
Income before income taxes	4,923	8,154	12,478
Income tax expense	(1,372)	(1,517)	(2,639)
Net income	$3,551	$6,637	$9,839

Basic net income per common share	$0.43	$0.81	$1.17
Diluted net income per common share	$0.42	$0.81	$1.16

Weighted average number of shares outstanding
Basic	8,238	8,155	8,404
Diluted	8,380	8,155	8,516

	Fiscal Year
	February 3, 2024	January 28, 2023	January 29, 2022
Net sales	$747,941	$795,011	$991,595

Cost of sales (exclusive of depreciation shown separately below)	(462,824)	(484,022)	(584,063)
Selling, general and administrative expenses	(284,529)	(279,177)	(307,622)
Depreciation	(18,990)	(20,595)	(20,393)
Asset impairment	(1,051)	—	—
Gain on sale-leasebacks	—	64,088	—
(Loss) income from operations	(19,454)	75,305	79,517
Interest income	3,874	1,034	31
Interest expense	(306)	(306)	(306)
(Loss) income before income taxes	(15,886)	76,033	79,242
Income tax benefit (expense)	3,907	(17,141)	(17,002)
Net (loss) income	$(11,979)	$58,892	$62,240

Basic net (loss) income per common share	$(1.46)	$7.17	$6.98
Diluted net (loss) income per common share	$(1.46)	$7.17	$6.91

Weighted average number of shares outstanding
Basic	8,221	8,216	8,912
Diluted	8,221	8,216	9,013

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	February 3, 2024	January 28, 2023
Assets:
Cash and cash equivalents	$79,706	$103,495
Inventory	130,432	105,794
Prepaid and other current assets	10,838	12,976
Property and equipment, net	56,231	60,106
Operating lease right of use assets	231,281	257,195
Deferred tax assets	5,105	2,893
Other noncurrent assets	5,128	1,797
Total assets	$518,721	$544,257

Liabilities and Stockholders' Equity:
Accounts payable	$100,366	$80,670
Accrued liabilities	23,312	26,876
Current operating lease liabilities	45,842	52,661
Other current liabilities	384	344
Noncurrent operating lease liabilities	188,810	214,939
Other noncurrent liabilities	2,301	2,322
Total liabilities	361,015	377,812

Total stockholders' equity	157,706	166,445
Total liabilities and stockholders' equity	$518,721	$544,257

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted gross margin, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Fourth Quarter
	February 3, 2024	January 28, 2023
Reconciliation of Adjusted Operating (Loss) Income
Operating (loss) income	$3,931	$7,400
Gain on insurance	—	—
Asset impairment	873	—
Cyber incident expenses	—	142
Other non-recurring expenses	334	-
Adjusted operating (loss) income	$5,139	$7,542

	Fourth Quarter
	February 3, 2024	January 28, 2023
Reconciliation of Adjusted Net Income
Net (loss) income	$3,551	$6,637
Gain on insurance	—	—
Asset impairment	873	—
Cyber incident expenses	—	142
Other non-recurring expenses	334	—
Tax effect	(336)	(26)
Adjusted net (loss) income	$4,422	$6,753

	Fourth Quarter
	February 3, 2024	January 28, 2023
Reconciliation of Adjusted Diluted EPS
Diluted (loss) earnings per share	$0.42	$0.81
Gain on insurance	—	—
Asset impairment	0.10	—
Cyber incident expenses	—	0.02
Other non-recurring expenses	0.04	—
Tax effect	(0.04)	—
Adjusted diluted (loss) earnings per share	$0.53	$0.83

	Fourth Quarter
	February 3, 2024	January 28, 2023
Reconciliation of Adjusted EBITDA
Net (loss) income	$3,551	$6,637
Interest income	(1,070)	(830)
Interest expense	78	76
Income tax (benefit) expense	1,372	1,517
Depreciation	4,850	4,802
Gain on insurance	-	-
Asset impairment	873	—
Cyber incident expenses	—	142
Other non-recurring expenses	334	—
Adjusted EBITDA	$9,989	$12,344

	Fiscal Year
	February 3, 2024	January 28, 2023
Reconciliation of Adjusted Operating (Loss) Income
Operating (loss) income	$(19,454)	$75,305
Gain on insurance	(1,188)	—
Asset impairment	1,051	—
Cyber incident expenses	1,723	142
Other non-recurring expenses	334	—
Gain on sale-leaseback	—	(64,088)
Adjusted operating (loss) income	$(17,533)	$11,359

	Fiscal Year
	February 3, 2024	January 28, 2023
Reconciliation of Adjusted Gross Margin
Net sales	$747,941	$795,011
Cost of sales	(462,824)	(484,022)
Gross profit	$285,117	$310,989
Gross margin	38.1%	39.1%
Cyber incident expenses	$513	$-
Adjusted gross profit	$285,630	$310,989
Adjusted gross margin	38.2%	39.1%

	Fiscal Year
	February 3, 2024	January 28, 2023
Reconciliation of Adjusted Net (Loss) Income
Net (loss) income	$(11,979)	$58,892
Gain on insurance	(1,188)	—
Asset impairment	1,051	—
Cyber incident expenses	1,723	142
Other non-recurring expenses	334	—
Gain on sale-leaseback	—	(64,088)
Tax effect	(472)	14,416
Adjusted net (loss) income	$(10,530)	$9,362

	Fiscal Year
	February 3, 2024	January 28, 2023
Reconciliation of Adjusted Diluted EPS
Diluted (loss) earnings per share	$(1.46)	$7.17
Gain on insurance	(0.14)	—
Asset impairment	0.13	—
Gain on insurance	0.21	0.02
Other non-recurring expenses	0.04	—
Other non-recurring expenses	—	(7.80)
Tax effect	(0.06)	1.75
Adjusted diluted (loss) earnings per share	$(1.28)	$1.14

	Fiscal Year
	February 3, 2024	January 28, 2023
Reconciliation of Adjusted EBITDA
Net (loss) income	$(11,979)	$58,892
Interest income	(3,874)	(1,034)
Interest expense	306	306
Income tax (benefit) expense	(3,907)	17,141
Depreciation	18,990	20,595
Gain on insurance	(1,188)	—
Asset impairment	1,051	—
Cyber incident expenses	1,723	142
Other non-recurring expenses	334	—
Other non-recurring expenses	—	(64,088)
Adjusted EBITDA	$1,457	$31,954